UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018 (July 18, 2018)

RISB PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-217428	611816175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Davis Street
Seekonk, Massachusetts	02771
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (775) 473-6328

NOTES, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2018, RISB Properties, Inc., (formerly known as Notes, Inc.) (the “Company”) filed with the Secretary of State of the State of Nevada, a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) which provides for (i) a change in the name of the Company from “Notes, Inc.” to “RISB Properties, Inc.” and (ii) an increase in the number of authorized shares of common stock of the Company, par value $0.001 per share, from 75,000,000 to 500,000,000 shares. The Certificate of Amendment was unanimously approved by the Company’s Board of Directors and all of the stockholders. The Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1. All descriptions of the Certificate of Amendment herein are qualified in their entirety by the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2018	RISB PROPERTIES, INC.

	By:	/s/ H. Charles Tapalian
	Name:	H. Charles Tapalian
	Title:	President and Chief Executive Officer

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